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                                                                    EXHIBIT 23.2


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-105637, 333-101357, 333-77259, and 333-58978 on Form S-8 of our report dated
March 31, 2005, relating to the financial statements of Umpqua Holdings Corporation as of December 31, 2004 and for each of the two years ended
December 31, 2004, appearing in this Annual Report on Form 10-K of Umpqua Holdings Corporation for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP


Portland, Oregon
March 14, 2006